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Exchange Act of 1934

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TARGET ACQUISITIONS I, INC.
(Name of Registrant as Specified in its Charter)

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TARGET ACQUISITIONS I, INC.
Chunshugou Luanzhuang Village, Zhuolu County
 Zhangjiakou, Hebei Province, China, 075600

INFORMATION STATEMENT
(Dated November __, 2011)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. BY WRITTEN CONSENT IN LIEU OF A MEETING OF STOCKHOLDERS, STOCKHOLDERS OWNING A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE APPROVED AN AMENDMENT TO OUR ARTICLES OF INCORPORATION CHANGING OUR NAME TO ADAMANT METALS MINING LIMITED.  A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

NAME CHANGE AMENDMENT

                  This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on November 9, 2011 (the "Record Date") of the common stock, par value $.001 per share ("Common Stock"), of Target Acquisitions I, Inc., a Delaware corporation ("we, "our" or the "Company"), in connection with an amendment to Article FIRST of our Certificate of Incorporation changing our name to “Adamant Metals Mining Limited” (the “Name Change Amendment”).

The Name Change Amendment was adopted and approved by unanimous written consent in lieu of a meeting of our Board of Directors signed on November 9, 2011 and by written consent in lieu of a meeting of stockholders owning in the aggregate 58.21% of our outstanding shares of common stock as of the Record Date signed on November __ 2011 (the “Stockholder Consent”). We had 8,000,100 shares of common stock outstanding as of the Record Date. The name of the stockholders of record who signed the Stockholder Consent, the number and percent of shares of common stock owned by each stockholder and the names of the beneficial owners of the shares are:

Name of Record Stockholder	Name of Beneficial Owner	Number of Shares	Percent

Wealth Sino Trading Limited	ChangQing Han	1,610,400	20.13%
Sui Feng Limited	JunYan Tian	1,035,200	12.94%
True South Limited	Xia Wang	1,012,000	12.65%
Splendid Shine Limited	FengQin Ji	999,200	12.49%

Our Board of Directors believes the new corporate name is more closely identifiable with our company than the existing corporate name. The approval of the Name Change Amendment by a written consent in lieu of a meeting of stockholders owning a majority of our outstanding shares of common stock is sufficient under Section 228 of the Delaware General Corporation Law to approve the Name Change Amendment. Accordingly, no proxy of our stockholders will be solicited for a vote on the Name Change Amendment and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Name Change Amendment in accordance with the requirements of the Delaware General Corporation Law and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including particularly Regulation 14C. In accordance with Regulation 14C, the Name Change Amendment will not be effected prior to the 21st day after this Information Statement is mailed to stockholders of record as of the Record Date.

Acquisition of China Real Fortune Mining Limited

           On October 1, 2011, we completed a reverse acquisition transaction through a share exchange with China Real Fortune Mining Limited, a British Virgin Islands limited company (“Real Fortune BVI”), and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Real Fortune BVI in exchange for 8 million shares of our common stock which effectively constituted 100% of our issued and outstanding capital stock immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Real Fortune BVI became our wholly-owned subsidiary and the former shareholders of Real Fortune BVI became our controlling stockholders.  For accounting purposes, the share exchange transaction with Real Fortune BVI and the Shareholders was treated as a reverse acquisition, with Real Fortune BVI as the acquirer and Target Acquisitions as the acquired party.

As a result of our acquisition of Real Fortune BVI, we now own all of the issued and outstanding capital stock of Real Fortune BVI, which in turn owns all of the issued and outstanding capital stock of Real Fortune Holdings Limited, a Hong Kong limited company (“Real Fortune HK”), which in turn owns all of the issued and outstanding capital stock of Zhangjiakou TongDa Mining Technologies Service Co., Ltd., a Chinese limited company (“China Tongda”). China Tongda has entered into a series of agreements with Zhuolu Jinxin Mining Co., Ltd., a Chinese limited company (“China Jinxin”) and its shareholders pursuant to which China Tongda effectively controls the operations of China Jinxin and is entitled to receive the pre-tax profits of China Jinxin.  China Jinxin is an iron ore processing and high grade iron ore concentrate producer. China Jinxin has an iron ore concentrate production line located on the Zhuolu Mine, with an annual capacity of approximately 300,000 tons and associated plant and office buildings.  The Zhuolu Mine is located in Zhuolu County, Zhangjiakou City, Hebei Province, China.

Real Fortune BVI was established in the BVI in September 2010 to serve as an intermediate holding company.  Real Fortune HK was established in HK in April 2010. China Tongda was established in the PRC in August 2010, and in August 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of China Tongda by Real Fortune HK.  China Jinxin, our operating affiliate, was established in the PRC in December 2006.

The chart below presents our corporate structure, after giving effect to the Name Change Amendment:

For additional information concerning our acquisition of Real Fortune BVI and the business of China Jinxin, see our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

             The following table sets forth information regarding beneficial ownership of our common stock as of October 1, 2011 by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Chunshugou Luanzhuang Village, Zhuolu County, Zhangjiakou, Hebei Province, China, 075600.  Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. As of October 1, 2011, after giving effect to the acquisition of Real Fortune BVI, we had outstanding 8,000,100 shares of common stock.

Name of Shareholder	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Our Directors and Executive Officers:
Changkui Zhu, CEO	100	*
All Directors and Executive officers as a group (one person owning shares)	100	*

The Owners of More than 5% of Common Stock
ChangQing Han	1,610,400	20.13%
JunYan Tian	1,035,200	12.94%
Xia Wang	1,012,000	12.65%
FengQin Ji	999,200	12.49%
Lixin Shi	666,400	8.33%
Jiazhen Liu	608,000	7.60%
________
* Less than 1%

Changes in Control

On May 4, 2011, Robert L. B. Diener assigned and transferred an aggregate of 5,000,000 shares of common stock of the Company, representing all of the then outstanding shares of our common stock, to Peter C. Zachariou. This transaction represented a change in the control of our company.
 Upon the consummation of the sale, on May 4, 2011, Geoffrey Alison, resigned as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of our company.  Immediately prior to his resignation, Mr. Alison appointed Peter C. Zachariou as a Director of our company. Our Board of Directors then elected Mr. Zachariou to the offices of President, Chief Executive Officer, Chief Financial Officer and Secretary of our company.

On May 9, 2011, Peter Zachariou assigned and transferred the 5,000,000 shares of common stock he had purchased from Mr. Diener to Vincent J. McGill, an attorney, for the benefit of one of Mr. McGill’s clients. This transaction represented a change in the control of our company.

Upon the consummation of the sale, on May 9, 2011, Mr. Zachariou resigned as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of our company.  Immediately prior to his resignation, Mr. Zachariou appointed Vincent J. McGill a Director of our company. Our Board of Directors then elected Mr. McGill to the offices of President, Chief Financial Officer and Secretary of our company.  Mr. McGill resigned all of his positions with our company on September 29, 2011. Immediately prior to his resignation, Mr. McGill appointed Changkui Zhu and Zhengting Deng as Directors of our company. Our Board of Directors elected Changkui Zhu as Chief Executive Officer of the Company and Zhengting Deng as Chief Financial Officer of our company.

AVAILABLE INFORMATION

           We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. These filings are available to the public on the Internet at the SEC's web site, http://www.sec.gov. The SEC's web site contains reports, proxy statements and other information regarding issuers, like us, that file these reports, statements and other documents electronically with the SEC.  You can also read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC's Public Reference Section at that address. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room.

November __, 2011	By order of the Board of Directors,

Changkui Zhu Chairman of the Board